As filed with the Securities and Exchange Commission on December 14, 2001
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                AT&T CANADA INC.
             (Exact name of registrant as specified in its charter)
                 Canada                              43-1656187
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     Incorporation or organization)

                           200 Wellington Street West
                                Toronto, Ontario
                                 Canada M5V 3G2
                                 (416) 345-2000

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

               AT&T Canada Inc. Directors Share Compensation Plan
                              (Full Title of Plan)

                                Lewis Fickett III
                             Edwards & Angell, LLP
                         101 Federal Street, 23rd Floor
                          Boston, Massachusetts 02110
                                 (617) 439-4444
                            Telecopy: (617) 439-4170

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------- ---------------------- --------------------- ---------------------- ----------------------
   Title of Each Class          Amount to be         Proposed maximum      Proposed maximum           Amount of
   of Securities to be           Registered         offering price per    aggregate offering      registration fee
        Registered                                       unit (1)              price (1)

--------------------------- ---------------------- --------------------- ---------------------- ----------------------
Class B Deposit             15,000 Class B
Receipts/Class              Deposit
B Non-Voting Shares,        Receipts/Class B              $47.52               $712,800                $170.36
no par value per share (2)  Non-Voting
                            Shares (3)

--------------------------- ---------------------- --------------------- ---------------------- ----------------------

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the bid and asked prices of the Registrant's Class B Deposit Receipts on the Nasdaq National Market on December 13, 2001.

(2) The Class B Deposit Receipts represent a beneficial interest in the in the Class B Non-Voting Shares. Class B Non-Voting Shares may also be issued.

(3) Consists of 15,000 Class B Non-Voting Shares issuable under the AT&T Canada Inc. Directors Share Compensation Plan.

This Registration Statement shall become effective upon filing with the Commission in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees, directors or others as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, which AT&T Canada Inc. (the "Registrant") has filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2000;

          (b) 1. Report of Foreign Private Issuer on Form 6-K filed with the Commission on March 20, 2001;

               2. Report of Foreign Private Issuer on Form 6-K filed with the Commission on March 27, 2001;

               3. Report of Foreign Private Issuer on Form 6-K filed with the Commission on March 27, 2001;

               4. Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 2, 2001;

               5. Report of Foreign Private Issuer on Form 6-K/A filed with the Commission on May 3, 2001;

               6. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

               7. Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 16, 2001;

               8. Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 23, 2001;

               9. Report of Foreign Private Issuer on Form 6-K filed with the Commission on July 31, 2001; and

               10. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

               11. Report of Foreign Private Issuer on Form 6-K filed with the Commission on October 30, 2001.

               12. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

          (c) 1. The description of the Class B Non-Voting Shares contained in the Registrant's Registration Statement on Form 20-F effective December 3, 1997, and incorporating by reference the information contained in the Registrant's Registration Statement on Form F-1 (No. 333-7794), as amended; and

               2. The description of the Class B Deposit Receipts contained in the Registrant's Management Information Circular dated April 26, 1999, filed with the Commission on Report of Foreign Private Issuer on Form 6-K on April 30, 1999.

                  All reports and other documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The Registrant's consolidated balance sheets as at December 31, 2000 and 1999, and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2000, 1999 and 1998 have been included herein in reliance upon the report of KPMG LLP, independent Chartered Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

                Under the Canada Business  Corporations Act (the "Act"),  except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer or a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. A director or officer is entitled to indemnification from the Registrant as a matter of right for his defense costs if he was substantially successful on the merits and fulfilled the conditions set forth above. Indemnification may be made in connection with a derivative action only with court approval.

                The by-laws of the Registrant provide that the Registrant shall, to the maximum extent permitted under the Act, indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder, or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate.

                 The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

                The Registration Rights Agreements executed in connection with the issuance of the Registrant's 12% Senior Notes due 2007, 10 3/4% Senior Discount Notes due 2007, 9.95% Senior Discount Notes due 2008, 10 5/8% Senior Notes due 2008, 7.65% Senior Notes due 2006 and 7.625% Senior Notes due 2005 each provide that the initial purchasers thereof and each holder thereof are obligated under certain circumstances to indemnify the directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.       Exhibits and Financial Statement Schedules.

         Exhibit Number   Description of Document

            * 4           AT&T Canada Inc. Directors Share Compensation Plan

            * 23.1        Consent of KPMG LLP.

            * 24          Power  of  Attorney   (included  on  signature   pages
                          of  this   Registration  Statement).

            *Filed herewith.

Item 9.           Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                         provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

       (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AT&T Canada Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 14th day of December, 2001.

                                AT&T CANADA INC.


                                By:  /s/ David Lazzarato
                                    -----------------------------
                                    David Lazzarato
                                    Executive Vice President
                                    and Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Ewart and David Lazzarato, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                  Title                                   Date


         /s/John T. McLennan                 Chief Executive Officer and
        ----------------------            Vice-Chairman (Principal Executive              December 14, 2001
            John T. McLennan              -----------------------------------             -----------------
                                                        Officer)
                                                        --------

        /s/David Lazzarato                 Executive Vice President and Chief
        ----------------------          Financial Officer (Principal Financial            December 14, 2001
           David Lazzarato              ---------------------------------------           -----------------
                                                        Officer)
                                                        --------

        /s/Don Welham
        ----------------------           Vice President, Controller (Principal            December 14, 2001
           Don Welham                   --------------------------------------            -----------------
                                                  Accounting Officer)
                                                  -------------------

       /s/Andre Bureau
       ------------------------                         Director                          December 14, 2001
          Andre Bureau                                  --------                          -----------------

       /s/
       ------------------------                         Director
          Steven B. Chisholm                            --------                          -----------------

       /s/Purdy Crawford
       ------------------------                         Director                          December 14, 2001
          Purdy Crawford                                --------                          -----------------

       /s/Marc G. Fortier
       ------------------------                         Director                          December 14, 2001
          Marc G. Fortier                               --------                          -----------------

       /s/
       ------------------------                         Director
          John Haigh                                    --------                          -----------------

       /s/
       ------------------------                         Director
         Stephen H. Halperin                            --------                          -----------------

       /s/Alan D. Horn
       ------------------------                         Director                          December 14, 2001
          Alan D. Horn                                  --------                          -----------------

       /s/Philip R. Ladouceur
       ------------------------                         Director                          December 14, 2001
          Philip R. Ladouceur                           --------                          -----------------

       /s/James J. Meenan
       ------------------------                         Director                          December 14, 2001
          James J. Meenan                               --------                          -----------------

       /s/
       ------------------------                         Director
          Edward S. Rogers, Q.C.                        --------                          -----------------

       /s/D. Craig Young
       ------------------------                         Director                          December 14, 2001
          D. Craig Young                                --------                          -----------------


                            AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of AT&T Canada Inc., in the United States, in the city of Boston, Massachusetts on December 14, 2001.


                                /s/ Lewis Fickett III
                                ----------------------------
                                Authorized Representative





                                  EXHIBIT INDEX

* 4        AT&T Canada Inc. Directors Share Compensation Plan
* 23.1     Consent  of KPMG LLP.
* 24 Power of Attorney (included on signature pages of this Registration Statement).

*Filed herewith.